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                                                                  EXHIBIT 21.1


                          Subsidiaries of the Company


Subsidiary                                           Incorporation


Anchor Coin                                          Nevada
Anchor Gaming Canada, Inc.                           Ontario
Anchor Native American Gaming Corporation            Nevada
Anchor Pala Development LLC (1)                      Delaware
Anchor Pala Management LLC (1)                       Delaware
Anchor Partners LLC                                  Massachusetts
C.G. Investments, Inc.                               Nevada
Colorado Grande Enterprises, Inc. (2)                Colorado
DD Stud, Inc.                                        Nevada
Green Mountain Entertainment, Inc.                   Nevada
Powerhouse Technologies, Inc.                        Delaware
Spin for Cash Wide Area Progressive
  Joint Venture (3)                                  Nevada
Automated Wagering International, Inc. (4)           Delaware
Raven's D&R Music, Inc. (4)                          Montana
United Wagering Systems, Inc. (4)                    Delaware
VLC, Inc. (4)                                        Montana
VLC of Nevada, Inc. (4)                              Nevada
VLT Company, Inc. (4)                                Foreign Sales Corporation
AWI Central Europe, LLC (5)                          Poland
Neuvo Sol Turf Club, Inc., dba Sunland Park (6)      New Mexico
United Tote Canada, Inc. (6)                         Canada
United Tote Company (6)                              Montana
Dynatote of Pennsylvania, Inc. (7)                   Pennsylvania


(1)  A 100% subsidiary of Anchor Native American Gaming Corporation
(2) Colorado Grande Enterprises, Inc. is 80% controlled by Anchor Gaming. 50.5% of this subsidiary is held through C.G. Investments, Inc. and the remaining 29.5% is held by Anchor Gaming
(3) Anchor Coin owns 50% of the Spin for Cash Wide Area Progressive Joint Venture with IGT
(4)  A 100% subsidiary of Powerhouse Technologies, Inc.
(5)  A 98.75% owned subsidiary of Automated Wagering International, Inc.
(6)  A 100% subsidiary of United Wagering Systems, Inc.
(7)  A 100% subsidiary of United Tote Company